Exhibit 99.2

BY FIRST CLASS MAIL

May 27, 2020

NOTICE OF REDEMPTION

TO THE HOLDERS OF DraftKings Inc.

Public Warrants (CUSIP No. 26142R112)*

NOTICE IS HEREBY GIVEN, as of May 27, 2020, that DraftKings Inc., a Nevada corporation (the “Company”) has elected to redeem, on June 26, 2020 (the “Redemption Date”), all of the outstanding warrants (the “Public Warrants”) to purchase shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), at an exercise price of $11.50 per share (the “Warrant Price”), that were issued under the Warrant Agreement, dated as of May 10, 2019 (the “Warrant Agreement”), by and among Diamond Eagle Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent and transfer agent (as assigned to and assumed by the Company and Computershare Trust Company, N.A., a federally chartered trust company, and Computershare Inc., a Delaware corporation (collectively, “Computershare”), as warrant agent and transfer agent, pursuant to that certain Assignment and Assumption Agreement, dated as of April 23, 2020), as part of the units sold in Diamond Eagle Acquisition Corp.’s initial public offering (“IPO”) at a redemption price of $0.01 per Public Warrant (the “Redemption Price”) for those Public Warrants that remain outstanding following 5:00 p.m. New York City time on the Redemption Date. Private Placement Warrants (as such term is defined in the Warrant Agreement) still held by the founders of Diamond Eagle Acquisition Corp. and former shareholders of DraftKings Inc., a Delaware corporation, are not subject to this redemption.

Please note, that holders of the Public Warrants shall have until 5:00 p.m. New York City time on the Redemption Date to exercise such Public Warrants by paying the purchase price of $11.50 per share of Common Stock underlying such warrants in cash. Registered holders of Public Warrants will need to carefully read, complete and execute the enclosed Warrant Exercise Form and send the completed form to Computershare with a check for the total Warrant Price amount payable in connection with such exercise, with such check made payable to “Computershare Trust Company”. Alternatively, registered holders of Public Warrants may contact Computershare’s Corporate Actions team to request the ability to electronically submit a Warrant Exercise Form and transfer the total Warrant Price amount. Registered holders of Public Warrants will be able to access their unique Warrant Exercise Form by contacting Computershare’s Corporate Action call center at 1-800-546-5141 or by emailing Computershare at CorporateActionsUS@computershare.com and requesting a copy of their Warrant Exercise Form. Holders of Public Warrants who hold their warrants through a broker will need to instruct their broker to exercise their Public Warrants through DTC’s Public Warrant Program. For additional information and details, please visit https://draftkings.gcs-web.com/ir-resources/investor-faqs .

Each whole Public Warrant entitles the holder, upon exercise, to purchase one fully paid and non-assessable share of Common Stock, at the Warrant Price. As of May 22, 2020, the most recent practicable date prior to the mailing of this Notice of Redemption, the closing price of the Common Stock on the Nasdaq was $29.11.

Any Public Warrants that remain unexercised immediately after 5:00 p.m. New York City time on the Redemption Date will be void and no longer exercisable, and all rights thereunder and in respect thereof will cease, except the right of the holders thereof to receive the Redemption Price in respect of each such Public Warrant.

Under United States federal income tax laws, Computershare may be required to withhold a percentage of the payment of the Redemption Price unless such holder has furnished a valid taxpayer identification number and certification that the number supplied is correct or has otherwise established that such holder is not subject to backup withholding. Holders of the Public Warrants who wish to avoid the application of these provisions should submit either a completed IRS Form W-9 (use only if the holder is a U.S. person, including a resident alien), or the appropriate IRS Form W-8 (use only if the holder is neither a U.S. person or a resident alien), when providing the Warrant Exercise Form, if the holder has not already provided such documentation to Computershare. See: IRS Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities; Publication 515, IRS Form W-9; and IRS Form W-8 forms and corresponding instructions are available through the IRS website at www.irs.gov. Holders should consult their tax advisors.

* The CUSIP number appearing herein has been included solely for the convenience of the holders of the Public Warrants. Neither the Company nor Computershare shall be responsible for the selection or use of any such CUSIP number, nor is any representation made as to its correctness on the Public Warrants or as indicated herein.

Questions regarding redemption of the Public Warrants or the procedures therefor should be directed to our information agent, Georgeson, at 866-219-9786.

1290 Avenue of the Americas, 9th Floor New York, NY 10104 Shareholders, Banks and Brokers Call Toll Free: 866-219-9786

Warrant Exercise Form